Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES NET INCOME

OF $3.9 MILLION FOR THE SECOND QUARTER OF 2018

Highlights

•	Net income of $3.9 million for the second quarter of 2018
•	Diluted earnings per share of $0.55 for the second quarter of 2018
•	Loan growth of $17.0 million during the second quarter of 2018, an increase of 1.5%
•	Gross loans serviced increased $17.5 million during the second quarter, an increase of 2.9%
•	Deposit growth of $38.0 million during the second quarter of 2018, an increase of 3.2%

Manitowoc, Wisconsin, July 19, 2018 – County Bancorp, Inc. (Nasdaq: ICBK), the holding company of Investors Community Bank, an agricultural and commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $3.9 million, or $0.55 diluted earnings per share, for the second quarter of 2018, compared to net income of $4.1 million, or $0.58 diluted earnings per share, for the first quarter of 2018 and $2.1 million, or $0.29 diluted earnings per share, for the second quarter of 2017, respectively.  This represents a return on average assets of 1.04% for the quarter ended June 30, 2018, compared to 1.15% for the quarter ended March 31, 2018 and 0.65% for the quarter ended June 30, 2017, respectively.

“We had another solid quarter from a net income perspective,” said Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “As deposit gathering competition continues to accelerate, we have seen some contraction in net interest margin.  Borrowers and competitors are adjusting to the rising rate environment which is something that we haven’t seen in a decade; however, we remain disciplined in today’s ultra-competitive market.  Our non-interest income continues to see improvement over early last year due to additional government guaranteed sales and participations.”

Schneider added, “Non-performing assets continue to rise, primarily due to the continued challenges in the dairy space. This is further complicated by recent tariff and “trade war” discussions out of Washington, DC.  With the continued volatility in the dairy market pricing, we expect additional stress in our agricultural portfolio for the balance of the year. We continue to be diligent in monitoring our classified agricultural credits and remain committed to working through this cycle in agriculture.”

Loans and Total Assets

Total assets at June 30, 2018 were $1.5 billion, an increase of $121.8 million, or 8.7%, and $232.2 million, or 18.1%, over total assets as of December 31, 2017 and June 30, 2017, respectively.  Total loans were $1.2 billion at June 30, 2018, which represents a $32.6 million, or 2.8%, and $105.9 million, or 9.8%, increase over total loans at December 31, 2017 and June 30, 2017, respectively.   We continued to see solid loan demand in all of our market areas.

In addition to the on-balance sheet loan growth, participated loans that we continue to service totaled $628.4 million at June 30, 2018, which is an increase of $27.8 million, or 4.6%, and $39.5 million, or 6.7%, over participated loans that we continue to service at December 31, 2017 and June 30, 2017, respectively.

Deposits

Total deposits at June 30, 2018 were $1.2 billion, an increase of $100.4 million, or 9.0%, and $216.8 million, or 21.8%, over total deposits as of December 31, 2017 and June 30, 2017, respectively.  Core deposit (demand deposits, money market accounts, and certificates of deposit) increased $17.8 million during the first half of 2018.

We continue to supplement our deposit needs with wholesale deposits, which include brokered deposits and national certificates of deposit.  Brokered deposits and national certificates of deposit at June 30, 2018 were $507.5 million, which was an increase of $82.5 million, or 19.4%, from December 31, 2017, and an increase of $122.9 million, or 32.0%, from June 30, 2017.

Net Interest Income and Margin

Net interest income improved $0.1 million from the three months ended March 31, 2018 to $10.3 million for three months ended June 30, 2018.  For the three months ended June 30, 2018, net interest income increased to $10.3 million from $9.6 million for the three months ended June 30, 2017, primarily due to growth in loans and securities available for sale.

For the six months ended June 30, 2018, net interest income improved 9.9% to $20.6 million from $18.8 million for the six months ended June 30, 2017.

Net interest margin decreased to 2.87% for the three months ended June 30, 2018, compared to 3.01% and 3.13% for the three months ended March 31, 2018 and June 30, 2017, respectively.  The decline reflected the impact of the prime rate increasing twice during the first half of 2018 which resulted in costs related to deposits and borrowings increasing more than the yields on loans and investments. Net interest margin for the three months ended June 30, 2018 was also negatively impacted by six basis points due to the reversal of interest income related to $8.6 million of loans that were transferred to non-accrual status during the second quarter of 2018; however, it was offset by a five basis point improvement from the fair value accretion related to loans acquired in our 2016 acquisition of The Business Bank.

Yields on interest bearing assets increased by 0.06% between the second quarter of 2018 and the first quarter of 2018 while the cost of interest bearing liabilities increased by 0.23% between the same periods.  For the six months ended June 30, 2018, yields on interest bearing assets increased by 0.17%, and the cost of interest bearing liabilities increased by 0.40% compared to the six months ended June 30, 2017.

During the second quarter of 2018, the Company entered into a subordinated note purchase agreement to sell and issue $30.0 million of notes to certain institutional investors.  The notes carry a fixed interest rate of 5.875% until May 31, 2023, and have a stated maturity of June 1, 2028.   As of June 1, 2023, the notes are redeemable in whole or in part, and bear an interest rate of 3-month LIBOR plus 288.4 basis points.  The notes are unsecured, subordinated obligations of the Company and rank junior in right of payment to the Company’s current and future senior indebtedness.

Non-Interest Income and Expense

Non-interest income for the three months ended June 30, 2018 increased by $0.3 million, or 13.5%, to $2.3 million compared to the three months ended March 31, 2018, primarily the result of increased service charges and loan servicing rights related to the increased volume of loans being serviced.

Non-interest income for the three months ended June 30, 2018 increased $0.4 million, or 24.8%, to $2.3 million compared to $1.9 million for the three months ended June 30, 2017.  For the six months ended June 30, 2018 non-interest income increased $0.8 million, or 21.9%, to $4.4 million from the six months ended June 30, 2017.  Both the quarterly and year-to-date increases are directly related to increases in loan servicing rights which was the result of higher volumes of loans being serviced.

Non-interest expense for the three months ended June 30, 2018 increased by $0.2 million, or 2.2%, to $6.9 million compared to the three months ended March 31, 2018 primarily due to an increase in occupancy and information processing expense directly related to our new headquarters that was purchased late in the first quarter of 2018, as well as increases in writedown of OREO and other expenses.

Non-interest expense for the quarter ended June 30, 2018 increased $0.3 million, or 4.5%, to $6.9 million from $6.6 million for the quarter ended June 30, 2017.  For the six months ended June 30, 2018, non-interest expense increased $1.2 million, or 9.5%, to $13.7 million compared to the six months ended June 30, 2017.  These increases were primarily related to increases in employee compensation and benefits.  Small increases quarter-over-quarter in occupancy and information processing were partially offset by gains on the sale of two OREO properties in the second quarter of 2018 and decreases in professional fees and business development between the two quarters.

Asset Quality

Non-performing assets as a percent of total assets increased to 2.3% at June 30, 2018, from 1.83% at March 31, 2018 and 1.47% at June 30, 2017.  At June 30, 2018, non-performing assets were $34.9 million, up from $26.7 million at March 31, 2018 and $18.9 million at June 30, 2017. During the second quarter of 2018, non-performing loans increased $8.6 million due to three agricultural relationships and two commercial relationships being put on non-accrual status.  Total impairment on these non-performing loans totaled $218,000 and was included in the allowance for loan losses.  Two properties were transferred from non-accrual status into OREO and two properties were sold out of OREO resulting in a net decrease of $0.4 million in OREO during the quarter ended June 30, 2018.

A provision for loan losses of $0.5 million was recorded for the three months ended June 30, 2018 compared to a provision of $0.1 million and $1.5 million for the three months ended March 31, 2018 and June 30, 2017, respectively.  For the six months ended June 30, 2018, the provision for loan losses was $0.6 million compared to $2.3 million for the six months ended June 30, 2017.  The decrease in provision expense year-over-year is primarily the result of a $1.2 million recovery that took place during the first quarter of 2018.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$81,044	$90,676	$66,771	$71,795	$35,939
Securities available for sale, at fair value	187,505	141,360	126,030	107,242	115,148
Loans held for sale	11,468	6,407	6,575	2,054	8,036
Agricultural loans	702,426	698,106	686,430	675,856	643,978
Commercial loans	407,609	406,096	407,036	397,989	380,606
Multi-family real estate loans	65,713	54,514	49,133	45,943	43,879
Residential real estate loans	5,437	5,512	6,005	6,584	7,060
Installment and consumer other	339	297	347	229	145
Total loans	1,181,524	1,164,525	1,148,951	1,126,601	1,075,668
Allowance for loan losses	(15,129)	(14,612)	(13,247)	(13,625)	(13,503)
Net loans	1,166,395	1,149,913	1,135,704	1,112,976	1,062,165
Other assets	72,465	71,901	61,965	65,258	65,346
Total Assets	$1,518,877	$1,460,257	$1,397,045	$1,359,325	$1,286,634

Liabilities and Shareholders' Equity
Demand deposits	$95,459	$101,167	$125,584	$118,815	$102,569
NOW accounts and interest checking	51,674	48,212	51,613	46,178	47,811
Savings	6,833	6,189	6,751	6,402	5,727
Money market accounts	204,332	199,834	199,118	169,612	164,061
Time deposits	344,619	314,766	301,760	297,617	288,876
Brokered deposits	323,561	319,692	282,616	281,205	235,785
National time deposits	183,953	182,530	142,635	146,265	148,834
Total deposits	1,210,431	1,172,390	1,110,077	1,066,094	993,663
FHLB advances	108,200	120,500	121,500	128,300	133,300
Subordinated debentures	44,725	15,540	15,523	15,506	15,487
Other liabilities	9,439	9,013	8,959	9,696	7,930
Total Liabilities	1,372,795	1,317,443	1,256,059	1,219,596	1,150,380

Shareholders' equity	146,082	142,814	140,986	139,729	136,254
Total Liabilities and Shareholders' Equity	$1,518,877	$1,460,257	$1,397,045	$1,359,325	$1,286,634

Stock Price Information:
High - Year-to-date	$33.76	$33.76	$35.89	$35.89	$35.89
Low - Year-to-date	$25.72	$26.61	$22.73	$22.73	$22.73
Market price - Quarter-end	$27.50	$29.21	$29.76	$30.05	$24.00
Book value per share	$20.63	$20.17	$19.93	$19.79	$19.31
Tangible book value per share (1)	$19.77	$19.29	$19.04	$18.87	$18.38
Average diluted shares of common stock quarter-to-date	6,769,936	6,768,965	6,768,939	6,757,648	6,701,578
Common shares outstanding	6,693,447	6,684,923	6,673,381	6,657,601	6,641,159

Non-Performing Assets:
Nonaccrual loans	$26,305	$17,746	$11,559	$12,862	$12,412
Other real estate owned (2)	8,607	8,982	4,565	6,576	6,520
Total non-performing assets	$34,912	$26,728	$16,124	$19,438	$18,932

Restructured loans not on nonaccrual	$11,173	$10,488	$9,019	$8,087	$4,523

Non-performing assets as a % of total assets	2.30%	1.83%	1.15%	1.43%	1.47%
Allowance for loan losses as a % of nonaccrual loans	57.51%	82.34%	114.60%	105.93%	108.79%
Allowance for loan losses as a % of total loans	1.28%	1.25%	1.15%	1.21%	1.26%
Net charge-offs (recoveries) quarter-to-date	$16	$(1,268)	$390	$(89)	$1,449
Provision for loan loss quarter-to-date	$533	$97	$12	$33	$1,524
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.
(2)	Does not include $0.4 million of bank property transferred from premises and equipment which is not considered a non-performing asset.

	For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$14,366	$13,691	$13,443	$13,070	$12,328
Taxable securities	982	632	462	461	460
Tax-exempt securities	14	157	88	82	83
Federal funds sold and other	401	213	256	102	81
Total interest and dividend income	15,763	14,693	14,249	13,715	12,952

Interest Expense
Deposits	4,600	3,796	3,464	3,108	2,806
FHLB advances and other borrowed funds	487	484	481	511	464
Subordinated debentures	338	143	135	135	125
Total interest expense	5,425	4,423	4,080	3,754	3,395
Net interest income	10,338	10,270	10,169	9,961	9,557
Provision for loan losses	533	97	12	33	1,524
Net interest income after provision for loan losses	9,805	10,173	10,157	9,928	8,033

Non-Interest Income
Services charges	445	365	332	350	399
Gain on sale of loans, net	45	32	22	47	24
Loan servicing fees	1,486	1,452	1,483	1,469	1,437
Loan servicing rights	127	10	(37)	94	(167)
Income on OREO	45	32	16	20	20
Other	168	149	178	107	143
Total non-interest income	2,316	2,040	1,994	2,087	1,856

Non-Interest Expense
Employee compensation and benefits	4,114	4,218	3,702	3,845	3,833
Occupancy	278	204	135	162	180
Information processing	529	465	423	450	397
Professional fees	359	315	406	414	423
Business development	260	299	210	275	286
OREO expenses	152	140	17	50	44
Writedown of OREO	104	-	820	8	78
Net loss (gain) on OREO	(149)	-	10	39	(27)
Depreciation and amortization	324	314	319	323	323
Other	966	830	1,123	725	1,104
Total non-interest expense	6,937	6,785	7,165	6,291	6,641
Income before income taxes	5,184	5,428	4,986	5,724	3,248
Income tax expense	1,334	1,374	2,855	2,120	1,190
NET INCOME	$3,850	$4,054	$2,131	$3,604	$2,058

Other Data:
Return on average assets	1.04%	1.15%	0.62%	1.11%	0.65%
Return on average shareholders' equity	10.63%	11.62%	6.05%	10.36%	6.04%
Return on average common shareholders' equity (1)	10.96%	12.04%	6.12%	10.72%	6.15%
Efficiency ratio (1)	55.18%	55.12%	52.11%	51.83%	57.74%
Tangible common equity to tangible assets (1)	8.75%	8.87%	9.13%	9.29%	9.53%

Per Common Share Data:
Basic	$0.56	$0.59	$0.31	$0.53	$0.30
Diluted	$0.55	$0.58	$0.30	$0.52	$0.29
Dividends declared	$0.07	$0.07	$0.06	$0.06	$0.06

  (1)   This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	10.63%	11.62%	6.05%	10.36%	6.04%
Effect of excluding average preferred shareholders' equity	0.33%	0.42%	0.07%	0.36%	0.11%
Return on average common shareholders' equity	10.96%	12.04%	6.12%	10.72%	6.15%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$6,937	$6,785	$7,165	$6,291	$6,641
Less: net gain (loss) on sales and write- downs of OREO	45	-	(830)	(47)	(51)
Adjusted non-interest expense (non-GAAP)	$6,982	$6,785	$6,335	$6,244	$6,590

Net interest income	$10,338	$10,270	$10,169	$9,961	$9,557
Non-interest income	2,316	2,040	1,994	2,087	1,856
Less: net gain on sales of securities	-	-	(6)	-	-
Operating revenue	$12,654	$12,310	$12,157	$12,048	$11,413
Efficiency ratio	55.18%	55.12%	52.11%	51.83%	57.74%

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands, except share and per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$138,082	$134,814	$132,986	$131,729	$128,254
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	701	806	919	1,038	1,165
Tangible common equity (non-GAAP)	$132,343	$128,970	$127,029	$125,653	$122,051
Common shares outstanding	6,693,447	6,684,923	6,673,381	6,657,601	6,641,159
Tangible book value per share	$19.77	$19.29	$19.04	$18.87	$18.38

Total assets	$1,518,877	$1,460,257	$1,397,045	$1,359,325	$1,286,634
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	701	806	919	1,038	1,165
Tangible assets (non-GAAP)	$1,513,138	$1,454,413	$1,391,088	$1,353,249	$1,280,431
Tangible common equity to tangible assets	8.75%	8.87%	9.13%	9.29%	9.53%

Pre-tax pre-provision core income
Pre-tax net income	$5,184	$5,428	$4,986	$5,724	$3,248
Provision for loan losses	533	97	12	33	1,524
Gain on sale of securities	-	-	(6)	-	-
Loss on sale of old Green Bay branch location	-	-	-	-	328
Acceleration of business development expenses	-	-	350	-	-
Net loss (gain) on sales and write-downs of OREO	45	-	(830)	(47)	(51)
Net OREO expense	108	108	1	30	24
Pre-tax pre-provision core income (non-GAAP)	$5,870	$5,633	$4,513	$5,740	$5,073

	For the Three Months Ended
	June 30, 2018			June 30, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$158,260	$996	2.52%	$113,453	$544	1.92%
Loans (2)	1,187,719	14,366	4.84%	1,064,808	12,328	4.63%
Interest bearing deposits due from other banks	100,646	401	1.59%	44,218	80	0.72%
Total interest-earning assets	$1,446,625	$15,763	4.36%	$1,222,479	$12,952	4.24%

Allowance for loan losses	(14,918)			(14,162)
Other assets	57,878			52,639
Total assets	$1,489,585			$1,260,956

Liabilities
Savings, NOW, money market, interest checking	$279,958	789	1.13%	$235,196	370	0.63%
Time deposits	819,037	3,811	1.86%	643,236	2,436	1.51%
Total interest-bearing deposits	$1,098,995	$4,600	1.67%	$878,432	$2,806	1.28%
Other borrowings	1,167	14	4.79%	1,605	23	5.73%
FHLB advances	117,327	473	1.61%	131,102	441	1.35%
Junior subordinated debentures	25,547	338	5.29%	15,470	125	3.23%
Total interest-bearing liabilities	$1,243,036	$5,425	1.75%	$1,026,609	$3,395	1.32%

Non-interest-bearing deposits	93,876			89,930
Other liabilities	7,829			8,162
Total liabilities	$1,344,741			$1,124,701

Shareholders' equity	144,844			136,255
Total liabilities and equity	$1,489,585			$1,260,956

Net interest income		$10,338			$9,557
Interest rate spread (3)			2.61%			2.92%
Net interest margin (4)			2.87%			3.13%
Ratio of interest-earning assets to interest- bearing liabilities	1.16			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)

Assets
Investment securities	$147,553	$1,785	2.42%	$116,139	$1,065	1.83%
Loans (2)	1,180,294	28,057	4.75%	1,054,131	23,882	4.53%
Interest bearing deposits due from other banks	87,012	614	1.41%	40,607	141	0.69%
Total interest-earning assets	$1,414,859	$30,456	4.31%	$1,210,877	$25,088	4.14%

Allowance for loan losses	(14,323)			(13,604)
Other assets	52,395			52,766
Total assets	$1,452,931			$1,250,039

Liabilities
Savings, NOW, money market, interest checking	$278,889	1,448	1.04%	$246,638	725	0.59%
Time deposits	783,202	6,948	1.77%	627,046	4,518	1.44%
Total interest-bearing deposits	$1,062,091	$8,396	1.58%	$873,684	$5,243	1.20%
Other borrowings	1,226	30	4.94%	1,734	51	5.88%
FHLB advances	119,187	941	1.58%	123,860	794	1.28%
Junior subordinated debentures	20,566	481	4.68%	15,470	245	3.17%
Total interest-bearing liabilities	$1,203,070	$9,848	1.64%	$1,014,748	$6,333	1.24%

Non-interest-bearing deposits	98,728			91,626
Other liabilities	7,698			8,500
Total liabilities	$1,309,496			$1,114,874

Shareholders' equity	143,435			135,165
Total liabilities and equity	$1,452,931			$1,250,039

Net interest income		$20,608			$18,755
Interest rate spread (3)			2.67%			2.90%
Net interest margin (4)			2.91%			3.10%
Ratio of interest-earning assets to interest- bearing liabilities	1.18			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.